American Balanced Fund
June 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$422,901
Class B	$697
Class C	$30,166
Class F-1	$28,652
Class F-2	$30,568
Total	$512,984
Class 529-A	$22,963
Class 529-B	$88
Class 529-C	$3,789
Class 529-E	$967
Class 529-F-1	$1,086
Class R-1	$685
Class R-2	$5,568
Class R-2E	$36
Class R-3	$20,997
Class R-4	$36,399
Class R-5	$25,745
Class R-5E*	$-
Class R-6	$81,860
Total	$200,183
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2000
Class B	$0.0902
Class C	$0.1084
Class F-1	$0.1916
Class F-2	$0.2248
Class 529-A	$0.1889
Class 529-B	$0.0778
Class 529-C	$0.0984
Class 529-E	$0.1608
Class 529-F-1	$0.2159
Class R-1	$0.1075
Class R-2	$0.1094
Class R-2E	$0.1488
Class R-3	$0.1585
Class R-4	$0.1937
Class R-5	$0.2297
Class R-5E	$0.2081
Class R-6	$0.2356
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	2,163,606
Class B	6,362
Class C	293,129
Class F-1	153,970
Class F-2	153,603
Total	2,770,670
Class 529-A	123,640
Class 529-B	971
Class 529-C	39,281
Class 529-E	6,130
Class 529-F-1	5,128
Class R-1	6,341
Class R-2	51,102
Class R-2E	303
Class R-3	133,559
Class R-4	190,381
Class R-5	115,788
Class R-5E*	-
Class R-6	382,387
Total	1,055,011
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$24.64
Class B	$24.64
Class C	$24.51
Class F-1	$24.63
Class F-2	$24.63
Class 529-A	$24.61
Class 529-B	$24.69
Class 529-C	$24.59
Class 529-E	$24.59
Class 529-F-1	$24.59
Class R-1	$24.49
Class R-2	$24.50
Class R-2E	$24.58
Class R-3	$24.53
Class R-4	$24.61
Class R-5	$24.66
Class R-5E	$24.62
Class R-6	$24.65
* Amount less than one thousand